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                                                                   EXHIBIT 23. 1

                         INDEPENDENT AUDITORS' CONSENT

BJ SERVICES COMPANY:


         We consent to the incorporation by reference in this Registration Statement No. 33-58017 of BJ Services Company on Form S-3 of our report dated November 21, 1995, appearing in the Annual Report on Form 10-K of BJ Services Company for the year ended September 30, 1995, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.





DELOITTE & TOUCHE LLP

Houston, Texas
December 21, 1995